As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-287657

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT No. 333-287657

UNDER

THE SECURITIES ACT OF 1933

MIXED MARTIAL ARTS GROUP LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 1, Suite 1, 29-33 The Corso Manly, New South Wales	2095
(Address of Principal Executive Offices)	(Zip Code)

Employee Incentive Plan

(Full title of the plan)

Nick Langton
Chief Executive Officer
Wimp 2 Warrior LLC

8 The Green, Ste R

Dover, DE 19901

(Name and address of agent for service)

(302) 288-0670

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey J. Fessler, Esq.

Seth A. Lemings, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112-0015

Phone: (212) 653-8700

Fax: (212) 653-8701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT

AND

DEREGISTRATION OF UNSOLD SECURITIES

Mixed Martial Arts Group Limited (sometimes referred to herein as “Company,” “we,” “us,” or “our,”), is filing this post-effective amendment (the “Post-Effective Amendment”) to the Registration Statement (the “Registration Statement”) on Form S-8 (File No. 333-287657), filed with the Securities and Exchange Commission on May 29, 2025, to deregister 10,000,000 ordinary shares, no par value (“Ordinary Shares”) that were registered by the Registration Statement, and any and all other securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all Ordinary Shares and other securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manly, New South Wales, on May 30, 2025.

MIXED MARTIAL ARTS GROUP LIMITED

By:	/s/ Nick Langton
Nick Langton
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Langton	Founder, Chief Executive Officer and Director	May 30, 2025
Nick Langton	(Principal Executive Officer)

*	Chief Financial Officer	May 30, 2025
Neale Java	(Principal Financial Officer and Principal Accounting Officer)

*	Company Secretary	May 30, 2025
Jonathan Hart

*	Chairman of the Board of Directors	May 30, 2025
Vaughn Taylor

*	Director	May 30, 2025
Richard Paolone

*	Director	May 30, 2025
Eric Corbett

*	Director	May 30, 2025
Angel Liriano

* By:	/s/ Nick Langton
Nick Langton, Attorney-in-Fact